SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 14, 2003

PLIANT CORPORATION

(Exact name of registrant as specified in its charter)

Utah	333-40067	87-0496065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1475 Woodfield Road, Suite 700

Schaumburg, IL 60173

(Address of principal executive offices including Zip Code)

(847) 969-3300
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On May 14, 2003, Pliant Corporation (the “Company”) announced its intention to offer up to $250 million aggregate principal amount of Senior Secured Notes Due 2009 (the “Notes”). The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The net proceeds from the offering of the Notes are intended to be used to repay borrowings under our credit facilities. These events are the subject of the press release issued by the Company on May 14, 2003, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the first quarter of 2003, the Company reorganized its operations under four operating segments: Pliant U.S., Pliant Flexible Packaging, Pliant International and Pliant Solutions. On May 7, 2003, the Company filed its Quarterly Report on Form 10-Q for the period ended March 31, 2003 reflecting these segments. The Company has revised its audited consolidated financial statements as of and for the years ended December 31, 2002, 2001 and 2000, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Except for Note 14 to the consolidated financial statements, which reflects the new segment information, and the triple-dated report thereon of Ernst & Young LLP, the Company’s independent public accountants, the audited consolidated financial statements of the Company and its subsidiaries for such periods remain unchanged from those previously filed with the Company’s Annual Report on Form 10-K for the period ended December 31, 2002.

In addition, the Company has revised the disclosure contained under the section “Operating Segment Review” for 2002, 2001 and 2000 contained in its “Management’s Discussion and Analysis of Financial Condition and Operating Results,” a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements: Not applicable
(b)	Pro Forma Financial Information: Not applicable
(c)	Exhibits

Exhibit No.	Document
99.1	Press Release dated May 14, 2003.
99.2

Consolidated financial statements of Pliant Corporation and its Subsidiaries as of December 31, 2002 and 2001 and for the periods ended December 31, 2002, 2001 and 2000 and report of Ernst & Young LLP thereon.

99.3	Management’s discussion and analysis of financial condition and operating results—Operating segment review.

Item 9.    Regulation FD Disclosure.

In connection with the offering of the Notes described in Item 5 of this report, the Company anticipates disclosing to prospective purchasers of the Notes the information set forth below, which is included herein for informational purposes and should not be deemed filed under the Securities Exchange Act of 1934, as amended.

Effective upon the consummation of the offering of the Notes, our credit facilities will be amended to (i) provide for the issuance of the Notes, (ii) permit the second-priority liens securing the Notes, (iii) require the prepayment of certain amounts outstanding under the revolving credit facility, (iv) require the prepayment of certain amounts of the tranche A and tranche B term loans and applications to amortizations and remaining scheduled payments; (v) add Uniplast Holdings Inc. and its United States subsidiaries as borrowers under our credit facilities, (vi) adjust the terms pursuant to which affiliates of J.P. Morgan Partners, LLC will be required to purchase up to $25 million of additional equity securities to the extent necessary to enable the Company to meet certain leverage ratios, (vii) add a new financial covenant based on the ratio of indebtedness under the credit facilities and certain qualified receivables financings to consolidated EBITDA and (viii) adjust certain financial and negative covenants, including the leverage and interest coverage ratios, to make it easier for the Company to comply with such covenants.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. There are a number of risks and uncertainties that could cause our actual results to differ materially from our estimates. These risks include, but are not limited to: general economic and business conditions, particularly a continuing economic downturn; industry trends; increases in our leverage; interest rate increases; changes in our ownership structure; raw material costs, availability and terms, particularly resin; competition; the loss of any of our significant customers; changes in the demand for our products; new technologies; the availability and associated cost of insurance coverage; changes in distribution channels or competitive conditions in the markets or countries in which we operate; costs of integrating any recent or future acquisitions; loss of our intellectual property rights; foreign currency fluctuations and devaluations and political instability in our foreign markets; changes in our business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; and increases in the cost of compliance with laws and regulations, including environmental laws and regulations. These risks and certain other uncertainties are discussed in more detail in our Annual Report on Form 10-K for the year ended December 31, 2002 and in our Registration Statement on Form S-4 (file no. 333-86532), as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Dated: May 14, 2003	By:	/S/ BRIAN E. JOHNSON
Brian E. Johnson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release dated May 14, 2003.
99.2

Consolidated financial statements of Pliant Corporation and its Subsidiaries as of December 31, 2002 and 2001 and for the periods ended December 31, 2002, 2001 and 2000 and report of Ernst & Young LLP thereon.

99.3	Management’s discussion and analysis of financial condition and operating results—Operating segment review.